                                                                     Exhibit 1.1

                                 $605,500,000
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1999-1, Class A

                                       and

                                  $31,500,000
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1999-1, Class B

                  GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                             September [ ], 1999


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
World Financial Center, North Tower
New York, NY 10281

J.P. Morgan Securities Inc.
60 Wall Street
New York, NY  10260

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, NY  10019

Dear Ladies and Gentlemen:

         Green Tree Floorplan Funding Corp. ("GTFFC") is a Delaware corporation with its principal place of business in Saint Paul, Minnesota. GTFFC has filed a Registration Statement on Form S-1 (hereinafter referred to as the "Registration Statement") relating to $605,500,000 (Floating Rate) Floorplan Receivable
Trust Certificates, Series 1999-1, Class A and $31,500,000 (Floating Rate) Floorplan Receivable Trust Certificates, Series 1999-1, Class B (the "Offered Certificates") evidencing interests in Green Tree Floorplan Receivables Master Trust (the "Trust"). The Offered Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1995 among GTFFC, as transferor, Green Tree Financial Corporation, as servicer ("Green Tree" or the "Servicer"), and

Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and pursuant to a 1999-1 Series Supplement to the Pooling and Servicing Agreement (the "Series Supplement"), dated as of September [ ], 1999 among GTFFC, as transferor, Green Tree, as Servicer, and the Trustee, as trustee. The Pooling and Servicing Agreement, as supplemented by the Series Supplement, is hereinafter referred to as the "Pooling and Servicing Agreement." $40,250,000 principal amount of Class C Certificates (the "Class C Certificates"), $22,750,000 principal amount of Class D Certificates (the "Class D Certificates") and the Exchangeable Transferor's Certificate (together with the Offered Certificates, the Class C Certificates and the Class D Certificates, the "Certificates") will also be issued pursuant to the Pooling and Servicing Agreement. The assets of the Trust will consist of (i) all wholesale receivables (the "Receivables") generated from time to time in a portfolio of revolving financing arrangements between Green Tree and certain dealers in consumer and commercial products (the "Accounts") satisfying certain criteria described in the Prospectus, (ii) all funds collected from Obligors in respect of the Receivables, (iii) all right, title, and interest of GTFFC in, to, and under a receivables purchase agreement (the "Purchase Agreement"), dated as of December 1, 1995 between GTFFC and Green Tree, (iv) all funds on deposit in the Trust Accounts, (v) Recoveries, (vi) an assignment of a security interest in the Collateral Security, (vii) GTFFC's rights under all Floorplan Agreements, and
(viii) proceeds of the foregoing. The Receivables will be purchased from Green Tree by GTFFC pursuant to the Purchase Agreement and thereafter transferred to the Trust. The forms of the Pooling and Servicing Agreement and the Series Supplement have been filed as exhibits to the Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement and the Purchase Agreement (together, the "Designated Agreements").

         The Certificates are more fully described in a Registration Statement that GTFFC has furnished to you. The terms "you" or "Underwriters" as used herein, unless the context otherwise requires, shall mean you, acting severally and not jointly under this Agreement. The term "Representative" refers to Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as Representative of the Underwriters.

         The offering of the Offered Certificates will be made through you. GTFFC and Green Tree will also enter into an agreement (the "Terms Agreement") providing for the sale of such Offered Certificates to, and the purchase thereof by, you, severally and not jointly. The Terms Agreement shall specify, among other things, the price or prices at which the Offered Certificates are to be purchased by the Underwriters from the Trust and the initial public offering price or prices or the method by which the price or prices at which the Offered Certificates are to be sold will be determined. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and GTFFC. The offering of the Offered Certificates will be governed by this Agreement, as supplemented by the Terms Agreement.

         GTFFC has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-82443 and 333-82443-01) and a related preliminary prospectus for the registration of the Offered Certificates under the Securities Act of 1933 (the "1933 Act"), and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). The registration statement (including the prospectus constituting a part thereof and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Regulations) in the form in which it became effective under the Act on September [ ], 1999 (the "Effective Date"), including the exhibits thereto, is referred to
                --------------
herein as the "Registration Statement," and the prospectus dated September [ ],
               ----------------------
1999 in the form in which it was most recently filed with the Commission (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Regulations) is referred to herein as the "Prospectus", except
                                                          ----------
that if any revised prospectus shall be provided to you by GTFFC for use in connection with the offering of the Offered Certificates which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by GTFFC pursuant to Rule 424(b) of the Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

         GTFFC understands that you propose to make a public offering of the Offered Certificates as soon as you deem advisable after this Agreement and the Terms Agreement have been executed and delivered.

         SECTION 1. Representations and Warranties. Each of GTFFC and Green Tree
                    ------------------------------
represents and warrants to you as of the date hereof, as of the date of the Terms Agreement (the "Representation Date") and as of the Closing Time, (as defined below) as follows:

              (a) The Registration Statement and the Prospectus do, on the Effective Date and on the date hereof, and as of the Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, on the Effective Date and on the date hereof, did not and does not, and as of the Representation Date and the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented on the Effective Date and on the date hereof, did not and does not, and as amended or supplemented as of the Representation Date and the Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to GTFFC in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus. There are no contracts or documents of GTFFC which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed or incorporated by reference therein.

              (b) Each of GTFFC and Green Tree has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Designated Agreements and the Terms Agreement as each of GTFFC and Green Tree may be a party to; and each of GTFFC and Green Tree is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business under the Designated Agreements requires such qualification.

              (c) Neither GTFFC nor Green Tree is in violation of its certificate of incorporation or by-laws or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in its financial condition, earnings, affairs or business or which may materially and adversely affect the properties or assets thereof.

              (d) The execution and delivery of this Agreement, the Terms Agreement and the Designated Agreements by GTFFC and Green Tree are within the corporate power of GTFFC and Green Tree, respectively, and have been duly authorized by all necessary corporate action on the part of GTFFC and Green Tree, respectively; and neither the issuance and sale of the Offered Certificates to the Underwriters, nor the execution and delivery of this Agreement, the Terms Agreement or the Designated Agreements by GTFFC or Green Tree, nor the consummation by GTFFC or Green Tree of any of the transactions therein contemplated, nor compliance by GTFFC or Green Tree with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on GTFFC or Green Tree or their respective properties or the certificate of incorporation or by-laws of GTFFC or Green Tree, or any of the provisions of any indenture, mortgage, contract or other instrument to which GTFFC or Green Tree is a party or by which each is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of their respective properties pursuant to the terms of any such indenture, mortgage, contract or other instrument.

              (e) This Agreement has been, and the Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by each of GTFFC and Green Tree, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against GTFFC and Green Tree in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under securities laws.

              (f) The Designated Agreements, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of GTFFC and Green Tree, and will constitute, when so executed and delivered, a legal, valid and binding agreements, enforceable against GTFFC and Green Tree in accordance with their respective terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (g) As of the Closing Time, the Certificates will have been duly and validly authorized, and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement, and will be binding obligations of the Trust to the extent provided in the Pooling and Servicing Agreement.

              (h) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by GTFFC or Green Tree of the transactions contemplated by this Agreement, any of the Designated Agreements or the Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws, other than any filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency which has been obtained or will be obtained by the Closing Date.

              (i) There are no proceedings or investigations pending or, to the best knowledge of GTFFC or Green Tree, threatened against GTFFC or Green Tree before any governmental authority (i) asserting the invalidity of any Designated Agreement or of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by GTFFC or Green Tree of its obligations thereunder or the ability of Green Tree to originate Receivables, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or (v) seeking to affect adversely the tax attributes of the Trust.

              (j) Each of GTFFC and Green Tree possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it or as described in the Prospectus and has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of GTFFC or Green Tree, respectively.

              (k) Neither GTFFC, Green Tree nor the Trust will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

              (l) The Certificates and the Designated Agreements conform in all material respects to the descriptions thereof contained in the Prospectus.

              (m) At the Closing Time, the Offered Certificates shall have received the certificate ratings specified in the Terms Agreement.

              (n) At the Closing Time, each of the representations and warranties of GTFFC and Green Tree set forth in any of the Designated Agreements will be true and correct.

         SECTION 2. Purchase and Sale. The commitment of the Underwriters to
                    -----------------
purchase the Offered Certificates pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

         Payment of the purchase price for, and delivery of, the Offered Certificates to be purchased by you shall be made at the office of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, or at such other place as shall be agreed upon by you and GTFFC, at such time or date as shall be agreed upon by you and GTFFC and Green Tree in the Terms Agreement (such time and date being referred to as the "Closing Time"). Payment of the purchase price for the Offered Certificates shall be made to or at the direction of GTFFC, in immediately available Federal funds wired to such bank as may be designated by GTFFC. The Offered Certificates shall be in such denominations specified by the Representative and registered in the name of Cede & Co., unless the Representative shall otherwise specify in writing at least two business days prior to the Closing Time. The Offered Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the Closing Time.

         SECTION 3. Covenants of GTFFC and Green Tree. GTFFC and Green Tree
                    ---------------------------------
covenant with you as follows:

              (a) Immediately following the execution of this Agreement and the Terms Agreement, GTFFC will prepare the Prospectus setting forth the principal amount of the Offered Certificates, the price at which the Offered Certificates are to be purchased by you, either the initial public offering price or the method by which the price at which the Offered Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, and such other information as you and GTFFC deem appropriate in connection with the offering of the Offered Certificates. GTFFC will, to the extent required by the Regulations, promptly transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to you as many copies of the Prospectus as you shall reasonably request.

              (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Certificates by you, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for GTFFC, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, GTFFC will promptly prepare and will (1) file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements and (2) within two business days will furnish you with as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

              (c) GTFFC will give you reasonable notice of any intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise (other than reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act")), and GTFFC will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

              (d) GTFFC will notify you immediately, and confirm the notice in writing (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than reports to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspension of the qualification of the Certificates or the initiation of any proceedings for that purpose. GTFFC will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

              (e) GTFFC will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as you may reasonably request.

              (f) GTFFC will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. GTFFC will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

              (g) The Servicer will file the Settlement Statement on Form 8-K for a period of twelve months following the applicable Closing Time.

         SECTION 4. Conditions of Underwriter's Obligations. The obligations of
                    ---------------------------------------
the Underwriters to purchase the Offered Certificates pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of GTFFC and Green Tree herein contained, to the accuracy of the statements of officers of GTFFC and Green Tree made pursuant hereto, to the performance by each of GTFFC and Green Tree of all of its obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York time, on the day following the date of this Agreement or such later date as shall have been consented to by the Representative; and at the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Offered Certificates shall have received the ratings specified in the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Offered Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. If GTFFC has elected to rely upon Rule 430A of the Regulations, the price of the Offered Certificates and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Regulations within the prescribed time period, and prior to Closing Time GTFFC shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Regulations.

         (b) At or prior to the Closing Time you shall have received:

         (1) The favorable opinion (the "Underwriter Opinion"), dated as of the Closing Time, of Dorsey & Whitney LLP, special counsel for GTFFC and Green Tree, in form and substance satisfactory to you and your counsel, to the effect that:

                  (i) Each of GTFFC and Green Tree has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The execution and delivery by each of GTFFC and Green Tree of this Agreement, the Terms Agreement, the Purchase Agreement and the Pooling and Servicing Agreement and the signing of the Registration Statement by GTFFC are within the corporate power of GTFFC and Green Tree, respectively, and each has been duly authorized by all necessary corporate action on the part of each of GTFFC and Green Tree.

                  (iii) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by each of GTFFC and Green Tree, and each is a valid and binding obligation of each of GTFFC and Green Tree enforceable against GTFFC and Green Tree in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' or secured parties' rights generally, (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (C) the enforceability as to rights to indemnity thereunder is subject to the effect of federal and state securities laws and public policy relating thereto.

                  (iv) The Designated Agreements have been duly authorized, executed and delivered by GTFFC and Green Tree, and are the valid and binding obligations of GTFFC and Green Tree enforceable against GTFFC and Green Tree in accordance with their respective terms, except that
             (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) such enforcement may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (v) None of the transfer of the Receivables to the Trust, the issue and sale of the Certificates or the consummation of the transactions contemplated herein nor the fulfillment of the terms hereof or of the Designated Agreements will, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which GTFFC or Green Tree is a party or by which either of them may be bound or to which the property or assets of either of them are subject (which contracts, indentures, mortgages, loan agreements, notes, leases and other such instruments have been identified by GTFFC and Green Tree to such counsel), nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of GTFFC or Green Tree or, to the best of such counsel's knowledge, any order or regulation known to such counsel to be applicable to GTFFC or Green Tree of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over GTFFC or Green Tree.

                  (vi) The Certificates have been duly authorized and, when executed and authenticated as specified in the Pooling and Servicing Agreement and delivered and, in the case of the Offered Certificates, paid for pursuant to this Agreement and the Terms Agreement, will be duly issued and entitled to the benefits of the Pooling and Servicing Agreement.

                  (vii) The Receivables are either "chattel paper", "accounts"
             or "general intangibles" under the UCC. The Purchase Agreement creates, in favor of GTFFC, a valid security interest (as such term is defined in Section 1-201 of the UCC) in the Receivables now existing and hereafter created that are either chattel paper or accounts, which security interest, if characterized as a transfer for security, will secure the "Secured Obligations" (as defined in the Pooling and Servicing Agreement) and, in the case of Receivables that are general intangibles, is effective to transfer Green Tree's ownership interest in such Receivables to GTFFC. The Pooling and Servicing Agreement creates, in favor of the Trustee for the benefit of the Certificateholders, a valid security interest (as such term is defined in Section 1-201 of the UCC) in the Receivables now existing and hereafter created, which security interest, if characterized as a transfer for security, will secure the "Secured Obligations" (as defined in the Pooling and Servicing Agreement), and, in the case of Receivables that are general intangibles, is effective to transfer GTFFC's ownership interest in such Receivables to the Trustee. The perfection and the effect of perfection or nonperfection of the ownership or security interests in the Receivables created pursuant to the Purchase Agreement or the Pooling and Servicing Agreement will be governed by the laws of the State of Minnesota. The UCC-1 financing statements are in appropriate form for filing with the Secretary of State of Minnesota. Upon the filing of the UCC-1 financing statements in the office of the Secretary of State of Minnesota, GTFFC will have a perfected ownership interest in the Receivables, which ownership interest shall have priority over any other security interest in the Receivables, and the Trustee will have a perfected ownership or security interest in the Receivables, which ownership or security interest shall have priority over any other security interest in the Receivables. In rendering such opinion, such counsel may take customary exceptions acceptable to you.

                  (viii) To the best of such counsel's knowledge, no filing or registration with or notice to or consent, approval, authorization or order of any Minnesota or federal court or governmental authority or agency is required to be obtained by GTFFC or Green Tree for the consummation by GTFFC or Green Tree of the transactions contemplated by this Agreement, the Terms Agreement or the Designated Agreements, except such as may be required under the 1933 Act or the Regulations, or state securities or Blue Sky laws.

                  (ix) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (x) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

                  (xi) To the best of such counsel's knowledge, there are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations thereunder which have not been so filed or incorporated by reference.

                  (xii) The statements in the Prospectus under the heading "Federal Income Tax Consequences," to the extent that they constitute statements of law or legal conclusions as to the likely outcome of material issues under the federal income tax laws, have been prepared or reviewed by such counsel and are correct in all material respects.

                  (xiii) The Trust created by the Pooling and Servicing
             Agreement is not, and will not as a result of the offer and sale of the Offered Certificates as contemplated in the Prospectus and in this Agreement become, an "investment company" as such term is defined in the 1940 Act.

                  (xiv) The statements in the Prospectus under the caption "Description of the Offered Certificates," insofar as such statements purport to summarize certain terms of the Certificates and the Pooling and Servicing Agreement, constitute a fair and accurate summary of such documents.

                  (xv) The statements in the Prospectus under the headings "Risk Factors--The insolvency of Green Tree or the Transferor could delay or reduce distributions to you or could accelerate distributions to you," "Certain Legal Aspects of the Receivables-- Certain Matters Relating to Bankruptcy" and "Employee Benefit Plan Considerations," to the extent that they constitute statements of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                  (xvi) The Certificates, the Designated Agreements and the Underwriting Agreement conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (xvii) The Registration Statement and the Prospectus (other than the financial statements and other financial, statistical and numerical information included therein, as to which no opinion need be rendered) as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the Regulations thereunder.

                  (xviii) The execution, delivery and performance by GTFFC or
             Green Tree of the Designated Agreements do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

                  (xix) To such counsel's knowledge, there are no pending or overtly threatened lawsuits or claims against GTFFC or Green Tree or relating to the transactions contemplated by this Agreement or the Designated Agreements which, if adversely determined, would have a materially adverse effect on the transactions contemplated by this Agreement and the Designated Agreements.

         Such counsel shall deliver to you such additional opinions addressing the transfer by Green Tree to GTFFC and the transfer by GTFFC to the Trust of each of its right, title and interest in and to the Receivables and other property included in the Trust on the Closing Time as may be reasonably required by the Rating Agencies rating the Offered Certificates.

         Such counsel shall state that it has participated in conferences with officers and other representatives of GTFFC and Green Tree, your counsel, representatives of the independent accountants for GTFFC and Green Tree and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as stated in paragraphs (xii), (xiv), (xv) and (xvi) above) and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing, nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of this Agreement and the Terms

Agreement contained, and the Prospectus at Closing Time contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

         Such counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel satisfactory to you and admitted to practice in such jurisdiction. Any opinions relied upon by such counsel as aforesaid shall be addressed to you and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

                  (2) The favorable opinion, dated as of the applicable Closing Time, of Brian F. Corey, Senior Vice President, General Counsel and Secretary to Green Tree, as Servicer of the Receivables, in form and substance satisfactory to you and your counsel, to the effect that:

                      (i) There are no pending or threatened litigation or administrative proceeding of or before any court, tribunal or governmental agency, authority or body or any arbitrator which, if adversely determined, would have a material adverse effect on the financial condition of GTFFC or Green Tree.

                      (ii) Each of GTFFC and Green Tree is qualified to do business, and is in good standing, as a foreign corporation in each U.S. jurisdiction in which the character of the business owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the financial condition of Green Tree.

                      (iii) Each of GTFFC and Green Tree possesses all material licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Receivables or the Certificates or the financial condition of GTFFC or Green Tree, and neither GTFFC nor Green Tree has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

                      (iv) At the time of the transfer of the Receivables to GTFFC, Green Tree owned the Receivables free and clear of any lien, security interest, charge or other interests of others, except such liens as are permitted under the Pooling and Servicing Agreement.

                  (3) The favorable opinion of counsel to the Trustee, dated as of the Closing Time, addressed to you and in form and scope satisfactory to your counsel, to the effect that:

                      (i) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and is enforceable against the Trustee in accordance with its terms, subject to customary and usual exceptions.

                      (ii) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement and to perform its obligations thereunder.

                      (iii) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement.

                      (iv) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the jurisdiction of incorporation of the Trustee is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement.

         In rendering such opinion, such counsel may rely, as to matters of fact, to the extent deemed proper and stated therein, on certificates of responsible officers of the Trustee or public officials.

                  (4) The favorable opinion, dated as of the Closing Time, of counsel for the Underwriters with respect to the issue and sale of the Certificates, the Registration Statement, this Agreement, the Prospectus and other related matters as you may require.

         (c) You shall have received from Dorsey & Whitney LLP, special counsel for GTFFC, an opinion, dated as of the Closing Time and satisfactory in form and substance to the Representative and to counsel to the Underwriters, to the effect that the Offered Certificates will be characterized for Minnesota income and franchise tax purposes as indebtedness secured by the Receivables and Certificateholders not otherwise subject to taxation in Minnesota will not be subject to tax in respect of the Offered Certificates.

         (d) At the Closing Time you shall have received a certificate of the President or a Vice President of each of GTFFC and Green Tree, dated as of such Closing Time, to the effect that (i) the representations and warranties of each of GTFFC and Green Tree contained in Section 1 are true and correct with the same force and effect as though such Closing Time were the Representation Date;
(ii) GTFFC or Green Tree, as applicable, has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time;
(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to GTFFC's or Green Tree's knowledge, threatened by the Commission as of the Closing Time; and (iv) nothing has come to such person's attention that would lead such person to believe that the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (e) You shall have received from [KPMG Peat Marwick LLP], or other independent certified public accountants acceptable to you, a letter, dated as of the Closing Time, delivered at such time, in the form heretofore agreed to.

         (f) At the Closing Time you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agencies rating the Offered Certificates.

         (g) The Representative shall have received facsimile confirmation from a filing service that (i) a copy of the UCC-1 financing statement on Form UCC-1 has been filed with the Secretary of State of the State of Minnesota with respect to the transfer of the Receivables by Green Tree to GTFFC pursuant to the Purchase Agreement, identifying the Receivables as collateral and naming Green Tree as debtor and GTFFC as the secured party and (ii) a copy of the UCC-1 financing statement on Form UCC-1 has been filed with the Secretary of State of the State of Minnesota with respect to the transfer of the Receivables by GTFFC to the Trustee pursuant to the Pooling and Servicing Agreement, identifying the Receivables as collateral and naming GTFFC as debtor and the Trustee as the secured party.

         (h) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Certificates as herein contemplated and the related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by GTFFC and Green Tree in connection with the issuance and sale of the Certificates as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

         (i) As of the Closing Time, each of the Designated Agreements will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, and will be enforceable against each of GTFFC and Green Tree, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, and as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (j) At the Closing Time, Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc. shall have delivered a letter to GTFFC stating that the Class A Certificates are rated "AAA" and the Class B Certificates are rated "A" and Moody's Investor Service, Inc. shall have delivered a letter to GTFFC stating that the Class A Certificates are rated "Aaa" and the Class B Certificates are rated "A3" and Fitch IBCA, Inc. shall have delivered a letter to GTFFC stating that the Class A Certificates are rated "AAA" and the Class B Certificates are rated "AA-."

         If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement and the Terms Agreement may be terminated by you by notice to GTFFC at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

         SECTION 5. Payment of Expenses. Green Tree will pay all expenses
                    -------------------
incident to the performance of the obligations of GTFFC or Green Tree under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of this Agreement, the Terms Agreement, any agreements among underwriters and selling agreements and the Underwriters' questionnaires and powers of attorney, (iii) the preparation, issuance and delivery of the Offered Certificates to the Underwriters, (iv) the fees and disbursements of GTFFC's and Green Tree's counsel and accountants, (v) the qualification of the Offered Certificates under securities and Blue Sky laws and the determination of the eligibility of the Offered Certificates for investment in accordance with the provisions of Section 3(g), including filing fees, and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, (viii) the fees charged by the Rating Agencies for rating the Offered Certificates, (ix) the fees and expenses incurred in connection with the listing of the Offered Certificates on any securities exchange, (x) the fees and expenses, if any, incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for you in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

         If this Agreement and the Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, Green Tree shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 6. Indemnification. (a) GTFFC and Green Tree, jointly and
                    ---------------
severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to GTFFC by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, (A) if such settlement is effected with the written consent of GTFFC, or (B) if such settlement is effected without the written consent of GTFFC more than 30 days after receipt by GTFFC of a notice from the Underwriters, substantially reflecting the proposed terms of such settlement, to which GTFFC has not responded prior to the date such settlement is effected; and

               (iii) against any and all expenses whatsoever (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing to defend or defending against any litigation, investigation or proceeding by any governmental agency or body commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, which expenses shall be reimbursed as they are incurred.

         This indemnity agreement will be in addition to any liability which either GTFFC or Green Tree may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless each of GTFFC and Green Tree, each director of GTFFC and Green Tree, each of GTFFC's officers who signed the Registration Statement, and each person, if any, who controls either GTFFC or Green Tree within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to GTFFC by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, although failure to so notify an indemnifying party shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In addition, no indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or unreasonably delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought, unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability in respect of which indemnification could be sought hereunder which arises out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         SECTION 7. Contribution. In order to provide for just and equitable
                    ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, GTFFC and Green Tree on the one hand, and the Underwriters on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by GTFFC and Green Tree and one or more of the Underwriters (i) in such proportion as shall be appropriate to reflect the relative benefit received by the Underwriters, as represented by the percentage that the Underwriting discount or discounts on the cover of the Prospectus bears to the initial public offering price or prices as set forth thereon, and GTFFC and Green Tree, as applicable, shall be responsible for the balance; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefit referred to in clause (i) above but also the relative fault of GTFFC and Green Tree, as applicable, on the one hand and the Underwriters on the other with respect to statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and, provided further, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Offered Certificates purchased by such Underwriter pursuant to the Terms Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriters and each director of GTFFC and Green Tree, each officer of GTFFC who signed the Registration Statement, and each person, if any, who controls GTFFC or Green Tree within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as GTFFC and Green Tree.

         SECTION 8. Representations, Warranties and Agreements to survive
                    -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement, or contained in certificates of Officers of GTFFC or Green Tree submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of GTFFC or Green Tree and shall survive delivery of any Offered Certificates to the Underwriters.

         SECTION 9. Termination of Agreement. The Representative may terminate
                    ------------------------
this Agreement and the Terms Agreement, immediately upon notice to GTFFC, at any time at or prior to the Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of GTFFC or Green Tree whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Offered Certificates, or (ii) if there has occurred any material adverse change in the financial markets in the United States or if there has occurred any outbreak of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Offered Certificates or enforce contracts for the sale of the Offered Certificates, or (iii) if trading in any securities of Green Tree has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to the offering of the Offered Certificates shall remain in effect so long as the Underwriters own any Offered Certificates purchased pursuant to the Terms Agreement, and (B) the covenant set forth in Section 3(c), the provisions of
Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more
                     ------------------------------------------
of the Underwriters participating in the offering of the Offered Certificates shall fail at the Closing Time to purchase the Offered Certificates which it or they are obligated to purchase hereunder and under the Terms Agreement (the "Defaulted Certificates"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

                  (1) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Offered Certificates to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

                  (2) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Certificates to be purchased pursuant to such Terms Agreement, the Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

         No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability with respect to any default of such Underwriters under this Agreement and the Terms Agreement.

         In the event of a default by any Underwriters as set forth in this Section, either the Representative or GTFFC shall have the right to postpone the Closing Time for a period of time not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

         SECTION 11. Notices. All notices and other communications hereunder
                     -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the respective addresses set forth on the first page hereof, attention of the Syndicate Department. Notices to GTFFC shall be directed to Green Tree Floorplan Funding Corp., 500 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota, 55102-1639, Attention of the Secretary, with a copy to the Treasurer. Notices to Green Tree shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

         SECTION 12. Parties. This Agreement and the Terms Agreement shall inure
                     -------
to the benefit of and be binding upon you, GTFFC, Green Tree and each Underwriter who becomes a party to this Agreement and the Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7, and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or the Terms Agreement or any provision herein or therein contained. This Agreement and the Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. Governing Law and Time. This Agreement and the Terms
                     ----------------------
Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

         SECTION 14. Counterparts. This Agreement and the Terms Agreement may be
                     ------------
executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

         SECTION 15. Representations and Warranties of the Underwriters. Each of
                     --------------------------------------------------
the Underwriters represents and warrants as of the date hereof, as of the Representation Date and as of the Closing Time as follows:

                  (a) Such Underwriter has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, such Underwriter will not offer or sell any Class A or Class B Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1998;

                  (b) Such Underwriter has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A or Class B Certificates in, from or otherwise involving the United Kingdom; and

                  (c) Such Underwriter has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A or Class B Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you, GTFFC and Green Tree in accordance with its terms.

                                     Very truly yours,

                                     GREEN TREE FLOORPLAN FUNDING CORP.


                                     By
                                       ------------------------------
                                       Name:
                                       Title:

                                     GREEN TREE FINANCIAL CORPORATION


                                     By
                                       ------------------------------
                                       Name:
                                       Title:

CONFIRMED AND ACCEPTED, as of
 the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By
  ---------------------------
  Name:
  Title:



J.P. MORGAN SECURITIES INC.

By
  ---------------------------
  Name:
  Title:



DEUTSCHE BANK SECURITIES INC.


By
  ---------------------------
  Name:
  Title:

                                                                       EXHIBIT A


                                 $605,500,000
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1999-1, Class A

                                       and

                                  $31,500,000
            (Floating Rate) Floorplan Receivable Trust Certificates,
                             Series 1999-1, Class B

                  GREEN TREE FLOORPLAN RECEIVABLES MASTER TRUST

                            FORM OF TERMS AGREEMENT
                            -----------------------

                                                      Dated: September [ ], 1999


To:      Green Tree Financial Corporation, ("GreenTree"),
         Green Tree Floorplan Funding Corp. ("GTFFC")

Re:      Underwriting Agreement dated September [   ], 1999

Terms of the Certificates:
-------------------------

                        Original
                        Principal                         Certificate
                        Amount                               Rate
                        ------                            -----------
Class A                 $605,500,000         the lesser of (i) one-month LIBOR
                                             determined as of the second LIBOR
                                             business day prior to the relevant
                                             Interest Accrual Period plus
                                             [        ]% per annum or (ii) the
                                             Net Receivables Rate

Class B                 $31,500,000          the lesser of (i) one-month LIBOR
                                             determined as of the second LIBOR
                                             business day prior to the relevant
                                             Interest Accrual Period plus [   ]%
                                             per annum or (ii) the Net
                                             Receivables Rate

Servicer:
--------

         Green Tree Financial Corporation (in such capacity, the "Servicer")

Purchase Price:
--------------

         The purchase price payable by the Underwriters for the Class A Certificates is [ ]% of the principal amount of the Class A Certificates plus accrued interest, if any, at the Class A Certificate Rate from October [ ], 1999. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") shall purchase $201,834,000 principal amount of the Class A Certificates, J.P. Morgan Securities Inc. ("J.P. Morgan") shall purchase $201,833,000 principal amount of the Class A Certificates and Deutsche Bank Securities Inc. ("Deutsche Bank") shall purchase $201,833,000 principal amount of the Class A Certificates.

         The purchase price payable by the Underwriters for the Class B Certificates is [ ]% of the principal amount of the Class B Certificates plus accrued interest, if any, at the Class B Certificate Rate from October [ ], 1999. Merrill Lynch shall purchase $31,500,000 principal amount of the Class B Certificates.

Underwriting Commission:
-----------------------

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by GTFFC to the Underwriters in connection with the purchase of the Offered Certificates.

         Public Offering price (exclusive of any accrued interest) at which the Underwriters will initially sell the Offered Certificates:

                                    Class A  [            ]%
                                    Class B   [            ]%

Closing Date and Location:
-------------------------

         On or about October [ ], 1999, offices of Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you, GTFFC and Green Tree in accordance with its terms.

                                     MERRILL LYNCH & CO.
                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED


                                     By
                                       -----------------------------
                                       Name:
                                       Title:



                                     J.P. MORGAN SECURITIES INC.


                                     By
                                       -----------------------------
                                       Name:
                                       Title:



                                     DEUTSCHE BANK SECURITIES INC.



                                     By
                                       -----------------------------
                                       Name:
                                       Title:



ACCEPTED:

GREEN TREE FINANCIAL CORPORATION

By:
   -----------------------------
   Name:
   Title:

GREEN TREE FLOORPLAN FUNDING CORP.

By:
   -----------------------------
   Name:
   Title:

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